Exhibit 77C to ACMT 11.30.2007 NSAR

Proxy Voting Results

A special meeting of shareholders was held on July 27, 2007, to vote on the following proposals.  The proposals received the required number of votes of the American Century Municipal Trust or the applicable fund, depending on the proposal, and were adopted.  A summary of voting results is listed below each proposal.

Proposal 1:
To elect eight Trustees to the Board of Trustees of American Century Municipal Trust (the proposal was voted on by all shareholders of funds issued by American Century Municipal Trust).

Jonathan S. Thomas         For:                    971,971,912
                           Withhold:                35,637,340
                           Abstain:                          0
                           Broker Non-Vote:                  0

John Freidenrich           For:                    972,343,950
                           Withhold:                35,265,301
                           Abstain:                          0
                           Broker Non-Vote:                  0

Ronald J. Gilson           For:                    972,631,125
                           Withhold:                34,978,126
                           Abstain:                          0
                           Broker Non-Vote:                  0

Kathryn A. Hall            For:                    972,615,828
                           Withhold:                34,993,423
                           Abstain:                          0
                           Broker Non-Vote:                  0

Peter F. Pervere           For:                    972,437,541
                           Withhold:                35,171,710
                           Abstain:                          0
                           Broker Non-Vote:                  0

Myron S. Scholes           For:                    971,715,093
                           Withhold:                35,894,158
                           Abstain:                          0
                           Broker Non-Vote:                  0

John B. Shoven             For:                    972,787,586
                           Withhold:                34,821,665
                           Abstain:                          0
                           Broker Non-Vote:                  0

Jeanne D. Wohlers          For:                    971,890,161
                           Withhold:                35,719,090
                           Abstain:                          0
                           Broker Non-Vote:                  0

Proposal 2:
To approve a change in the fee structure of the Advisor Class.  This proposal was voted on by the Advisor Class shareholders of the fund.

                           Tax-Free Bond
For:                            357,450
Against:                              0
Abstain:                              0
Broker Non-Vote:                      0

Proposal 3:
To approve the reclassification of the Advisor Class shares of the fund, whereby all of the Advisor Class shares will be reclassified as Investor Class shares of that fund.  This proposal was voted on by the Advisor Class shareholders of the fund.

                           Tax-Free Bond
For:                            357,450
Against:                              0
Abstain:                              0
Broker Non-Vote:                      0

Proposal 4:
To approve an agreement and plan of reorganization whereby Arizona Municipal Bond Fund will be reorganized into the Tax-Free Bond
Fund.

For:                         23,209,165
Against:                      7,753,488
Abstain:                        343,073
Broker Non-Vote:              2,790,469

Proposal 5:
To approve an agreement and plan of reorganization whereby Florida Municipal Bond Fund will be reorganized into the Tax-Free Bond
Fund.

For:                         19,156,591
Against:                        811,485
Abstain:                        586,837
Broker Non-Vote:              3,681,935